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                                                                    EXHIBIT 23.5



                         CONSENT OF RYDER SCOTT COMPANY



         We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reserve report and all schedules, exhibits and attachments thereto and to any reference made to us on Form S-4 as a result of such incorporation.



                                                     Very truly yours,




                                                     /s/ RYDER SCOTT COMPANY
                                                         PETROLEUM ENGINEERS


                                                     RYDER SCOTT COMPANY
                                                     PETROLEUM ENGINEERS



Denver, Colorado
September 1, 1998